Interpublic Announces Full Year and Fourth Quarter 2012 Results

•	Organic revenue increase of 0.7% for the full year 2012, and 0.4% for the fourth quarter
•	Operating margin for the full year 2012 was 9.8%, and 19.9% in the fourth quarter
•	Excluding the Facebook transaction in each period, full year 2012 diluted earnings per share was $0.82, compared to full year 2011 diluted earnings per share of $0.76
•	Board approves 25% increase in quarterly dividend payments and additional $300 million toward share repurchase program

Summary

•	Revenue
o
Full year 2012 revenue was $6.96 billion, compared to $7.01 billion in 2011, with an organic revenue increase of 0.7% compared to the prior-year period. This was comprised of an organic revenue increase of 3.8% internationally, driven by increased revenue from existing clients and new business won in high-growth geographic markets, as well as an organic revenue decrease of 1.8% in the US, reflecting the significant impact of account losses in 2011 on 2012 results.

o	Fourth quarter 2012 revenue was $2.06 billion, compared to $2.07 billion in the fourth quarter of 2011, with an organic revenue increase of 0.4% compared to the prior-year period.

•	Operating Results
o	For the full year 2012, operating income was $678.3 million, compared to operating income of $687.2 million in 2011. Operating margin was 9.8% for the full year 2012, the same level as 2011.
o
Operating income in the fourth quarter of 2012 was $409.9 million, compared to operating income of $385.3 million in 2011. Operating margin was 19.9% for the fourth quarter of 2012, compared to 18.6% in 2011.

•	Net Results
o
Full year 2012 net income available to IPG common stockholders was $435.1 million, resulting in earnings of $1.01 per basic and $0.94 per diluted share. This compares to full year 2011 net income available to IPG common stockholders of $520.7 million, or $1.12 per basic and $0.99 per diluted share. Excluding the impact of the Facebook transactions during the fourth quarter of 2012 and the third quarter of 2011, diluted earnings per share was $0.82 in 2012, compared to $0.76 in 2011.

o
Full year 2012 diluted share count was 481.4 million shares, a decrease of 11% from full year 2011 diluted share count of 540.6 million shares, due to the company’s share repurchase program and retirement of its 4.25% Convertible Notes.

o
Fourth quarter 2012 net income available to IPG common stockholders was $313.3 million, resulting in earnings of $0.74 per basic and $0.68 per diluted share.  Excluding the impact of the Facebook transaction during the fourth quarter of 2012, diluted earnings per share was $0.56.  This compares to net income available to IPG common stockholders of $259.0 million, or $0.58 per basic and $0.50 per diluted share a year ago.

“2012 challenged us in terms of growth, due in large part to account losses suffered in 2011, but we demonstrated our ability to control expenses and drive significant value creation through our strong balance sheet and the return of capital to our owners. Our offerings are highly competitive and we are coming into this year in a much stronger position with respect to client retention and new business activity,” said Michael I. Roth, Interpublic’s Chairman and CEO. “In key growth areas, such as emerging economies and digital capabilities, we will continue to build on recent success through further investments in talent and capabilities. Given the macro environment, we will remain vigilant in managing costs. In 2013, we expect to return to organic revenue growth performance commensurate with our peers. With growth in the 2-3% range, an improvement of 50 basis points on this year’s operating margin is an achievable target. Our Board’s actions today in raising the quarterly dividend by 25% and authorizing an additional $300 million in share repurchase demonstrate our confidence in the operating trajectory of the business. Improved top line performance, sustained focus on margin delivery and our ongoing commitment to capital return programs will position us well to drive significant earnings growth and enhanced shareholder value in 2013 and the years to come.”

Operating Results

Revenue
Revenue of $6.96 billion for the full year 2012 was down 0.8% compared to 2011.  During the full year 2012, the effect of foreign currency translation was negative 2.1%, the impact of net acquisitions was positive 0.6%, and the resulting organic revenue increase was 0.7%.

Revenue of $2.06 billion in the fourth quarter of 2012 was down 0.4% compared with the same period in 2011. During the fourth quarter of 2012, the effect of foreign currency translation was negative 1.3%, the impact of net acquisitions was positive 0.5%, and the resulting organic revenue increase was 0.4%.

Operating Expenses
For the full year 2012, salaries and related expenses were $4.39 billion, down 0.2% compared to 2011.  After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 0.9% organically.

During the fourth quarter of 2012, salaries and related expenses were $1.13 billion, down 0.4% compared to the same period in 2011.  After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses decreased 0.2% organically.

For the full year 2012, office and general expenses were $1.89 billion, down 2.0% compared to 2011.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses decreased 0.4% organically.

During the fourth quarter of 2012, office and general expenses were $519.6 million, down 5.4% compared to the same period in 2011.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses decreased 3.8% organically.

Non-Operating Results and Tax
For the full year 2012, net interest expense of $104.0 million increased by $5.0 million compared to 2011.  In the fourth quarter of 2012, net interest expense of $28.5 million decreased by $0.3 million compared to the same period in 2011.

Other income, net was $100.5 million and $95.4 million for the full year and fourth quarter 2012, respectively.  During the full year and fourth quarter of 2012, we recorded a pre-tax gain of $93.6 million related to the sale of the company's remaining holdings in Facebook.

The income tax provision for the full year 2012 was $213.3 million on income before income taxes of $674.8 million, compared to a provision of $190.2 million on income before income taxes of $738.4 million in 2011. The income tax provision in the fourth quarter of 2012 was $140.5 million on income before income taxes of $476.8 million, compared to a provision of $93.7 million on income before income taxes of $370.4 million in the same period in 2011. The effective tax rate for the full year 2012 was 31.6% and 25.8% for 2011.  Excluding the Facebook transactions from both full year periods, our effective tax rate for the full year 2012 and 2011 was 30.4%.  The effective tax rate for the fourth quarter of 2012 was 29.5%, and excluding the Facebook transaction was 27.2%, compared to 25.3% for the same period in 2011.

Balance Sheet
At December 31, 2012, cash, cash equivalents and marketable securities totaled $2.59 billion, compared to $2.32 billion at December 31, 2011.  Total debt was $2.45 billion at December 31, 2012, compared to $1.77 billion at December 31, 2011.

During the fourth quarter of 2012, the company issued $500 million in aggregate principal amount of its 3.75% Senior Notes due 2023, and $300 million in aggregate principal amount of its 2.25% Senior Notes due 2017.  The company intends to apply the net proceeds from these new issuances to fund the payment of any debt retirement in 2013.

On February 13, 2013, we announced that we would exercise our option to redeem all outstanding $200 million 4.75% Convertible Senior Notes due 2023 for cash on March 15, 2013, unless noteholders converted to shares of IPG common stock.  The 4.75% Notes are convertible into 17 million shares of IPG common stock.

Share Repurchase Program and Common Stock Dividend
During the fourth quarter of 2012, the company repurchased 14.1 million shares of its common stock, at an average price of $10.55 per share.  For the full year 2012, the company repurchased 32.7 million shares of its common stock, at an aggregate cost of $350.5 million.

The Interpublic Board of Directors today authorized a new program to repurchase, from time to time, up to $300 million of the company’s common stock. The new share program, which is in addition to any amounts remaining for repurchase under the program announced in 2012, will take effect immediately and has no expiration date.

During the fourth quarter of 2012, the company declared and paid a common stock cash dividend of $0.06 per share, for a total of $25.3 million.  For the full year 2012, the company declared and paid common stock cash dividends of $0.24 per share, for a total of $103.4 million.

The company’s Board of Directors also announced today that it has declared a common stock cash dividend of $0.075 per share, payable quarterly to holders of record on an ongoing basis.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, HUGE, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNAGLOBAL, McCann Erickson, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe and Partners Company; Gotham Inc.; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.
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Contact Information

Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

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Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2012 AND 2011 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended December 31,
	2012	2011	Fav. (Unfav.) % Variance
Revenue:
United States	$1,032.5	$1,039.1	(0.6)%
International	1,030.8	1,033.5	(0.3)%
Total Revenue	2,063.3	2,072.6	(0.4)%

Operating Expenses:
Salaries and Related Expenses	1,133.8	1,138.3	0.4%
Office and General Expenses	519.6	549.0	5.4%
Total Operating Expenses	1,653.4	1,687.3	2.0%
Operating Income	409.9	385.3	6.4%
Operating Margin %	19.9%	18.6%

Expenses and Other Income:
Interest Expense	(36.6)	(38.9)
Interest Income	8.1	10.1
Other Income, Net	95.4	13.9
Total (Expenses) and Other Income	66.9	(14.9)

Income before Income Taxes	476.8	370.4
Provision for Income Taxes	140.5	93.7
Income of Consolidated Companies	336.3	276.7
Equity in Net Income of Unconsolidated Affiliates	0.8	1.6
Net Income	337.1	278.3
Net Income Attributable to Noncontrolling Interests	(20.9)	(16.4)
Net Income Attributable to IPG	316.2	261.9
Dividends on Preferred Stock	(2.9)	(2.9)
Net Income Available to IPG Common Stockholders	$313.3	$259.0

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.74	$0.58
Diluted	$0.68	$0.50

Weighted-Average Number of Common Shares Outstanding:
Basic	423.7	448.3
Diluted	466.0	523.2

Dividends Declared Per Common Share	$0.06	$0.06

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2012 AND 2011 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve months ended December 31,
	2012	2011	Fav. (Unfav.) % Variance
Revenue:
United States	$3,803.6	$3,887.7	(2.2)%
International	3,152.6	3,126.9	0.8%
Total Revenue	6,956.2	7,014.6	(0.8)%

Operating Expenses:
Salaries and Related Expenses	4,391.9	4,402.1	0.2%
Office and General Expenses	1,886.0	1,925.3	2.0%
Total Operating Expenses	6,277.9	6,327.4	0.8%
Operating Income	678.3	687.2	(1.3)%
Operating Margin %	9.8%	9.8%

Expenses and Other Income:
Interest Expense	(133.5)	(136.8)
Interest Income	29.5	37.8
Other Income, Net	100.5	150.2
Total (Expenses) and Other Income	(3.5)	51.2

Income before Income Taxes	674.8	738.4
Provision for Income Taxes	213.3	190.2
Income of Consolidated Companies	461.5	548.2
Equity in Net Income of Unconsolidated Affiliates	3.1	3.3
Net Income	464.6	551.5
Net Income Attributable to Noncontrolling Interests	(17.9)	(19.2)
Net Income Attributable to IPG	446.7	532.3
Dividends on Preferred Stock	(11.6)	(11.6)
Net Income Available to IPG Common Stockholders	$435.1	$520.7

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.01	$1.12
Diluted	$0.94	$0.99

Weighted-Average Number of Common Shares Outstanding:
Basic	432.5	465.5
Diluted	481.4	540.6

Dividends Declared Per Common Share	$0.24	$0.24

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF FACEBOOK TRANSACTION (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended December 31, 2012
	As reported	Facebook	Ex-Facebook
Income Before Income Taxes	$476.8	$93.6	$383.2
Provision for Income Taxes	(140.5)	(36.4)	(104.1)
Effective Tax Rate	29.5%		27.2%
Equity in Net Income of Unconsolidated Affiliates	0.8		0.8
Net Income Attributable to Noncontrolling Interests	(20.9)		(20.9)
Dividends on Preferred Stock	(2.9)		(2.9)
Net Income Available to IPG Common Stockholders - Basic	$313.3	$57.2	$256.1

Adjustments: Effect of Dilutive Securities
Interest on 4.75% Notes	1.0		1.0
Dividends on Preferred Stock	2.9		2.9
Net Income Available to IPG Common Stockholders - Diluted	$317.2		$260.0

Weighted-Average Number of Common Shares Outstanding - Basic	423.7		423.7
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	8.5		8.5
4.75% Notes	16.9		16.9
Preferred Stock	16.9		16.9
Weighted-Average Number of Common Shares Outstanding - Diluted	466.0		466.0

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.74		$0.60
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.68		$0.56

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF FACEBOOK TRANSACTION (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve months ended December 31, 2012
	As reported	Facebook	Ex-Facebook
Income Before Income Taxes	$674.8	$93.6	$581.2
Provision for Income Taxes	(213.3)	(36.4)	(176.9)
Effective Tax Rate	31.6%		30.4%
Equity in Net Income of Unconsolidated Affiliates	3.1		3.1
Net Income Attributable to Noncontrolling Interests	(17.9)		(17.9)
Dividends on Preferred Stock	(11.6)		(11.6)
Net Income Available to IPG Common Stockholders - Basic	$435.1	$57.2	$377.9

Adjustments: Effect of Dilutive Securities
Interest on 4.25% Notes	0.3		0.3
Interest on 4.75% Notes	4.1		4.1
Dividends on Preferred Stock	11.6		11.6
Net Income Available to IPG Common Stockholders - Diluted	$451.1		$393.9

Weighted-Average Number of Common Shares Outstanding - Basic	432.5		432.5
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	7.2		7.2
4.25% Notes	7.9		7.9
4.75% Notes	16.9		16.9
Preferred Stock	16.9		16.9
Weighted-Average Number of Common Shares Outstanding - Diluted	481.4		481.4

Earnings Per Share Available to IPG Common Stockholders - Basic	$1.01		$0.87
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.94		$0.82

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF FACEBOOK TRANSACTION (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve months ended December 31, 2011
	As reported	Facebook	Ex-Facebook
Income Before Income Taxes	$738.4	$132.2	$606.2
Provision for Income Taxes	(190.2)	(6.0)	(184.2)
Effective Tax Rate	25.8%		30.4%
Equity in Net Income of Unconsolidated Affiliates	3.3		3.3
Net Income Attributable to Noncontrolling Interests	(19.2)		(19.2)
Dividends on Preferred Stock	(11.6)		(11.6)
Net Income Available to IPG Common Stockholders - Basic	$520.7	$126.2	$394.5

Adjustments: Effect of Dilutive Securities
Interest on 4.25% Notes	1.4		1.4
Interest on 4.75% Notes	4.1		4.1
Dividends on Preferred Stock	11.6		11.6
Net Income Available to IPG Common Stockholders - Diluted	$537.8		$411.6

Weighted-Average Number of Common Shares Outstanding - Basic	465.5		465.5
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	9.1		9.1
4.25% Notes	33.0		33.0
4.75% Notes	16.5		16.5
Preferred Stock	16.5		16.5
Weighted-Average Number of Common Shares Outstanding - Diluted	540.6		540.6

Earnings Per Share Available to IPG Common Stockholders - Basic	$1.12		$0.85
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.99		$0.76